UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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IDT Corporation

(Name of Registrant as Specified In Its Charter)

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IDT CORPORATION

520 Broad Street
Newark, New Jersey 07102
(973) 438-1000

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 14, 2017

This proxy statement supplement, dated November 13, 2017, supplements the definitive proxy statement (the “Proxy Statement”) filed by IDT Corporation (“IDT”) with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2017 and made available to IDT stockholders in connection with the solicitation of proxies by the IDT Board of Directors for the 2017 Annual Meeting of Stockholders and any adjournment or postponement thereof.

This supplement is being filed with the SEC and is being made available to stockholders on November 13, 2017. Only stockholders of record as of the close of business on October 19, 2017 are entitled to receive notice of and to vote at the Annual Meeting.

Except as described in this supplement, the information provided in the proxy statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the proxy statement, the information in this supplement is more current. The proxy statement contains important additional information. This supplement should be read in conjunction with the proxy statement.

Supplemental Disclosure Concerning Proposal 2

The purpose of this supplement is to provide updated information about the terms of the amendment of IDT Corporation 2015 Stock Option and Incentive Plan, as amended (the “Plan”), which stockholders have been asked to approve as Proposal 2 described in the proxy statement.

On November 9, 2017, the IDT Board of Directors further amended the terms of the Plan. The amendment, which will be effective upon the approval of the Company’s stockholders, clarifies that the Plan is not intended to comply with Section 162(m) of United States Internal Revenue Code of 1986, as amended (the “Code”). Awards granted under the Plan were not intended to qualify as performance based compensation for purposes of such Code Section. Similarly, awards granted under the Plan are not intended to qualify as stockholder-approved performance based compensation for purposes of Code Section 162(m).

All references to the intention of the Plan to comply with Section 162(m) of United States Internal Revenue Code of 1986, as amended, in the Proxy Statement are hereby deleted.

The Plan, as so amended, will be presented for stockholder approval at the annual meeting. All votes cast with respect to Proposal 2 will constitute a vote on the Plan, as so amended, to: (i) increase the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by an additional 330,000 shares and (ii) remove any reference to compliance with Section 162(m) of the United States Internal Revenue Code of 1986, as amended.